Exhibit 99.1

TURTLE BEACH CORPORATION ANNOUNCES SECOND QUARTER 2024 RESULTS AND RAISES FULL YEAR OUTLOOK

- Second Quarter Net Revenue of $76.5 million, up 59% Year-over-Year -
- Raising Full Year 2024 Guidance on Continued Execution Strength -
- Repurchased $15 Million of Common Shares in the Second Quarter -
- Highlight Intention to Continue Share Repurchases at Attractive Price Levels -

WHITE PLAINS, N.Y. – August 8, 2024 – Turtle Beach Corporation (Nasdaq: HEAR), a leading gaming headset and accessories brand, today reported financial results for the second quarter ended June 30, 2024.

Second Quarter Highlights
•	Net revenue was $76.5 million, an increase of 59% compared to the prior year period.
•	Net loss was $(7.5) million or ($0.35) per share compared to a net loss of ($15.9) million or ($0.93) net loss per share in the prior year period.
•	Adjusted EBITDA was $3.0 million, an improvement of $8.7 million compared to an Adjusted EBITDA loss of ($5.7) million in the prior year period.

“We're proud to report another quarter of strong performance for Turtle Beach, as we saw continued momentum in our business, significant gross margin expansion, further execution of our cost-reduction initiatives, and the integration of PDP that is ahead of schedule," said Cris Keirn, CEO. Turtle Beach Corporation.

"Our second quarter results reflect the team’s unwavering commitment to execution, as we have married the rapid integration of a significant acquisition with our ongoing focus on proactive cost management, all the while providing best-in-class and innovative products to our customers.  In the quarter, Turtle Beach continued to demonstrate its market-leading position in gaming headsets while simultaneously overseeing meaningful share gains in gaming controllers. At the same time, the benefits of the PDP acquisition highlight a scale and diversification advantage that are paving the way for Turtle Beach to stand apart in the competitive gaming equipment market.”

Turtle Beach Announces Second Quarter 2024 Results and Raises Full Year Outlook

“Revenue for the quarter reached $76.5 million, a significant 59% increase year-over-year, bolstered by the successful ongoing integration of PDP and robust demand for our leading products. Even excluding PDP, we saw healthy organic growth of 15%. This growth, coupled with our ongoing efficiency initiatives, led to a substantial improvement in profitability, with Adjusted EBITDA reaching $3.0 million for the quarter.

“The integration of PDP is already yielding synergies and expanding our market opportunities. Our unyielding focus on margin expansion is evident in our results, driven by optimized cost structures and operational efficiencies. We're particularly pleased with our ability to generate strong cash flow from operations, which has allowed us to repurchase approximately $15 million of our stock this quarter—the largest repurchase in our history. This action underscores our confidence in Turtle Beach's trajectory and our commitment to enhancing shareholder value.

“Looking ahead, we're excited about what we are seeing in our product pipeline, the strategic advantages gained from the PDP acquisition, and our ongoing efforts to enhance profitability while driving growth. As a result, we're raising our full-year guidance for Adjusted EBITDA, reflecting our optimism for the remainder of 2024.”

Share Repurchase Update and Implementation of Rule 10b5-1 Plan
During the second quarter ended June 30, 2024, the Company repurchased approximately 952,000 shares of common stock for an aggregate purchase price of $15.2 million. The Company has approximately $31.4 million remaining to repurchase shares under its share repurchase program which expires on April 9, 2025.

In our ongoing commitment to return capital to shareholders, the Company will continue to repurchase shares opportunisitically in the market through open market purchases or privately negotiated transactions.  Additionally, the Board of Directors is pleased to announce that it has successfully negotiated amendments to the Company’s credit agreements, providing additional flexibility for share repurchases, which will allow for the implementation of an ongoing formulaic share repurchase program, commonly referred to as a Rule 10b5-1 plan.  The Company will provide regular updates to shareholders on the results of its ongoing share repurchase program at the end of each quarter.

Turtle Beach Announces Second Quarter 2024 Results and Raises Full Year Outlook

Balance Sheet and Cash Flow Summary
At June 30, 2024, the Company had net debt of $61.2 million, comprised of $73.6 million of borrowings and $12.5 million of cash.  Inventories at June 30, 2024 were $73.3 million compared to $44.0 million at December 31, 2023 which now includes PDP. Cash flow from operations for the six months ended June 30, 2024 was $14.6 million compared to $24.2 million for the six months ended at June 30, 2023.

Outlook
Turtle Beach is updating its 2024 outlook.  The Company is maintaining its guidance for net revenue for the full year ending December 31, 2024, to be between $370 and $380 million. This revenue range, translates to 43-47% growth year-over-year.

The Company currently expects Adjusted EBITDA for the full year ending December 31, 2024, to be between $53 and $56 million, up from the prior range of between $51 million to $54 million compared to $6.5 million of Adjusted EBITDA for 2023.

The aforementioned 2024 guidance ranges include operations of PDP beginning March 13, 2024.

Earnings Conference Call and Webcast Details
Turtle Beach will host a conference call and audio webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time), during which management will discuss second quarter results and provide commentary on business performance and its current outlook for 2024.  A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by telephone by going to the following link (registration link) where dial-in details will be provided.

A live audio webcast of the earnings conference call may be accessed on Turtle Beach’s website at www.corp.turtlebeach.com, along with a copy of this press release and an investor slide presentation.  An audio replay of the call will be available on the Company’s investor relations website for a limited period of time.

Turtle Beach Announces Second Quarter 2024 Results and Raises Full Year Outlook

About Turtle Beach Corporation
Turtle Beach Corporation (the “Company”) (www.turtlebeachcorp.com) is one of the world’s leading gaming accessory providers. The Company’s namesake Turtle Beach brand (www.turtlebeach.com) is known for designing best-selling gaming headsets, top-rated game controllers, award-winning PC gaming peripherals, and groundbreaking gaming simulation accessories. Innovation, first-to-market features, a broad range of products for all types of gamers, and top-rated customer support have made Turtle Beach a fan-favorite brand and the market leader in console gaming audio for over a decade. Turtle Beach Corporation acquired Performance Designed Products (www.pdp.com) in 2024. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: HEAR.

Non-GAAP Financial Measures
In addition to its reported results, the Company has included in this earnings release certain financial metrics, including Adjusted EBITDA, that the Securities and Exchange Commission define as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results. Non-GAAP financial measures are not an alternative to the Company’s GAAP financial results and may not be calculated in the same manner as similar measures presented by other companies. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation (non-cash), and certain non-recurring special items that we believe are not representative of core operations, as further described in Table 4. These non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The non-GAAP financial measures included herein exclude items that management does not believe reflect the Company’s core operating performance because such items are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. See a reconciliation of GAAP results to Adjusted EBITDA included as Table 4 below for each of the three and six months ended June 30, 2023 and June 30, 2024.

Turtle Beach Announces Second Quarter 2024 Results and Raises Full Year Outlook

By providing full year 2024 Adjusted EBITDA guidance, the Company provided its expectation of a forward-looking non-GAAP financial measure.  Information reconciling full year 2024 Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), is unavailable to the Company without unreasonable effort due to the variability, complexity, and lack of visibility with respect to certain reconciling items between Adjusted EBITDA and net income (loss), including other income (expense), provision for income taxes and stock-based compensation. These items cannot be reasonably and accurately predicted without the investment of undue time, cost and other resources and, accordingly, a reconciliation of the Company’s Adjusted EBITDA outlook to its net income (loss) outlook for such periods is not provided.  These reconciling items could be material to the Company’s actual results for such periods.

Cautionary Note on Forward-Looking Statements
This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions, or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to logistic and supply chain challenges, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of

Turtle Beach Announces Second Quarter 2024 Results and Raises Full Year Outlook

commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, liquidity, and other factors discussed in our public/// filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

CONTACTS

Investors:
hear@icrinc.com
(646) 277-1285

Public Relations & Media:
MacLean Marshall
Sr. Director, Global Communications
Turtle Beach Corporation
(858) 914-5093
maclean.marshall@turtlebeach.com

Turtle Beach Announces Second Quarter 2024 Results and Raises Full Year Outlook

Turtle Beach Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per-share data)
(unaudited)

Table 1.

	Three Months Ended		Six Months Ended
	June 30	June 30,	June 30,	June 30,
	2024	2023	2024	2023
Net revenue	$76,478	$47,982	$132,326	$99,426
Cost of revenue	53,402	36,110	91,464	73,415
Gross profit	23,076	11,872	40,862	26,011
Operating expenses:
Selling and marketing	13,741	10,351	22,754	19,874
Research and development	4,589	4,189	8,491	8,290
General and administrative	7,463	13,125	13,137	20,132
Acquisition-related cost	1,394	—	6,304	—
Total operating expenses	27,187	27,665	50,686	48,296
Operating loss	(4,111)	(15,793)	(9,824)	(22,285)
Interest expense	2,220	(17)	2,370	146
Other non-operating expense, net	352	198	722	318
Loss before income tax	(6,683)	(15,974)	(12,916)	(22,749)
Income tax expense (benefit)	841	(54)	(5,547)	(124)
Net loss	$(7,524)	$(15,920)	$(7,369)	$(22,625)

Net loss per share
Basic	$(0.35)	$(0.93)	$(0.37)	$(1.34)
Diluted	$(0.35)	$(0.93)	$(0.37)	$(1.34)
Weighted average number of shares:
Basic	21,252	17,156	19,795	16,869
Diluted	21,252	17,156	19,795	16,869

Turtle Beach Announces Second Quarter 2024 Results and Raises Full Year Outlook

Turtle Beach Corporation
Condensed Consolidated Balance Sheets
(in thousands, except par value and share amounts)

Table 2.

	June 30,	December 31,
	2024	2023
	(unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$12,462	$18,726
Accounts receivable, net	46,474	54,390
Inventories	73,347	44,019
Prepaid expenses and other current assets	11,380	7,720
Total Current Assets	143,663	124,855
Property and equipment, net	6,295	4,824
Goodwill	56,762	10,686
Intangible assets, net	46,683	1,734
Other assets	10,985	7,868
Total Assets	$264,388	$149,967
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Revolving credit facility	$24,029	$—
Accounts payable	48,380	26,908
Other current liabilities	30,827	29,424
Total Current Liabilities	103,236	56,332
Debt, non-current	45,772	—
Income tax payable	1,508	1,546
Other liabilities	8,611	7,012
Total Liabilities	159,127	64,890
Commitments and Contingencies
Stockholders’ Equity
Common stock	21	18
Additional paid-in capital	247,917	220,185
Accumulated deficit	(141,646)	(134,277)
Accumulated other comprehensive loss	(1,031)	(849)
Total Stockholders’ Equity	105,261	85,077
Total Liabilities and Stockholders’ Equity	$264,388	$149,967

Turtle Beach Announces Second Quarter 2024 Results and Raises Full Year Outlook

 Turtle Beach Corporation
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

Table 3.

	Six Months Ended
	June 30, 2024	June 30, 2023

CASH FLOWS FROM OPERATING ACTIVITIES	$14,613	$24,210

CASH FLOWS FROM INVESTING ACTIVITIES	(79,261)	(1,252)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on revolving credit facilities	80,288	99,785
Repayment of revolving credit facilities	(56,259)	(118,838)
Proceeds of term loan	50,000	—
Repayment of term loan	(417)	—
Proceeds from exercise of stock options and warrants	2,941	1,358
Repurchase of common stock	(15,207)	(974)
Debt Issuance Costs	(3,170)	(80
Net cash provided by (used for) financing activities	58,176	(18,749)
Effect of exchange rate changes on cash	208	182
Net decrease in cash	(6,264)	4,391
Cash - beginning of period	18,726	11,396
Cash - end of period	$12,462	$15,787

Turtle Beach Announces Second Quarter 2024 Results and Raises Full Year Outlook

Turtle Beach Corporation
GAAP to Adjusted EBITDA Reconciliation
(in thousands)
Table 4.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(in thousands)
Net loss	$(7,524)	$(15,920)	$(7,369)	$(22,625)
Interest expense	2,220	(17)	2,370	146
Depreciation and amortization	3,306	1,219	4,782	2,461
Stock-based compensation	846	4,970	1,951	6,929
Income tax benefit (1)	841	(54)	(5,547)	(124)
Restructuring expense (2)	706	—	747	—
CEO transition related costs (3)	—	2,874	—	2,874
Business transaction expense (4)	1,394	—	6,304	—
Incremental costs on acquired inventory (5)	1,251	—	1,251	—
Proxy contest and other (6)	4	1,273	4	1,842
Adjusted EBITDA	$3,044	$(5,655)	$4,493	$(8,497)

(1)	An income tax benefit of $7.0 million was recorded in the three months ended March 31, 2024 as a result of the reversal of a portion of the Company’s deferred tax asset valuation allowance.

(2)	Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include severance and related benefits.

(3)
CEO transition related expense includes one-time costs associated with the separation of its former CEO. Such costs included severance, bonus, medical benefits and the tax impact of accelerated vesting of stock-based compensation.

(4)
Business transaction expense includes one-time costs we incurred in connection with acquisitions including professional fees such as legal and accounting along with other certain integration related costs of the acquisition.

(5)
Costs relate to the step up of acquired PDP finished goods inventory to fair market value as required under GAAP purchase accounting. This step up in value over original cost is recorded as a charge to cost of revenue as such inventory is sold.

(6)	Proxy contest and other primarily includes one-time legal and other professional fees associated with proxy challenges presented by certain shareholder activists.